jpmmt06s1_g1_c2 -- UNS

J.P.Morgan Securities, Inc.

Balance

$38,661,840.00

Delay

24

WAC

5.88849

WAM

353

Coupon

5.50000

Dated

03/01/2006

NET

5.50000

WALA

5

Settle

03/30/2006

First Payment

04/25/2006

Contrib Wac

5.88849

Price	100 PSA	150 PSA	250 PSA	300 PSA	350 PSA	400 PSA	500 PSA
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-14 1/8	5.75450	5.89207	6.18406	6.27975	6.36596	6.44535	6.59034
98-15 1/8	5.74944	5.88335	6.16764	6.26079	6.34472	6.42201	6.56315
98-16 1/8	5.74437	5.87464	6.15123	6.24184	6.32349	6.39868	6.53598
98-17 1/8	5.73931	5.86593	6.13482	6.22291	6.30227	6.37535	6.50882
98-18 1/8	5.73425	5.85723	6.11842	6.20398	6.28107	6.35205	6.48167
98-19 1/8	5.72920	5.84853	6.10203	6.18506	6.25987	6.32875	6.45454
98-20 1/8	5.72414	5.83983	6.08565	6.16615	6.23868	6.30546	6.42742
98-21 1/8	5.71910	5.83115	6.06928	6.14725	6.21751	6.28219	6.40031
98-22 1/8	5.71405	5.82247	6.05291	6.12836	6.19634	6.25893	6.37322
98-23 1/8	5.70901	5.81379	6.03655	6.10948	6.17519	6.23568	6.34615
98-24 1/8	5.70397	5.80512	6.02020	6.09061	6.15404	6.21244	6.31909
98-25 1/8	5.69893	5.79646	6.00386	6.07175	6.13291	6.18922	6.29204
98-26 1/8	5.69390	5.78780	5.98752	6.05289	6.11178	6.16600	6.26500
98-27 1/8	5.68887	5.77914	5.97120	6.03405	6.09067	6.14280	6.23798
98-28 1/8	5.68384	5.77050	5.95488	6.01522	6.06957	6.11961	6.21098
98-29 1/8	5.67881	5.76185	5.93857	5.99639	6.04848	6.09643	6.18399
98-30 1/8	5.67379	5.75322	5.92227	5.97757	6.02740	6.07327	6.15701
Spread @ Center Price	99	112	136	143	148	153	163
WAL	9.360	4.673	2.136	1.831	1.623	1.469	1.253
Mod Durn	6.249	3.632	1.927	1.669	1.490	1.356	1.164
Mod Convexity	0.756	0.266	0.058	0.044	0.035	0.030	0.023
Principal Window	Apr06 - Mar28	Apr06 - Jun23	Apr06 - Apr10	Apr06 - Aug09	Apr06 - Feb09	Apr06 - Oct08	Apr06 - May08
Yield Curve Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.813 4.683 4.722 4.694 4.731 4.755

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. [for JPMAC: 333-127020; for Chase Mortgage Finance Co.: 333-110968]) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.